UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendement No. 3

FORM S-1/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Book It Local, Inc.
(Name of small business issuer in its charter)

Nevada	3949	46-0780380
(State or other Employer jurisdiction of Identification incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Number)

Joseph McMurry
2003 Symphony Lane
Indian Trail, NC 28079
980-216-1342 Telephone
(Address and telephone number of registrant's principal executive offices and principal place of business)

Joseph McMurry
Chief Executive Officer
2003 Symphony Lane
Indian Trail, NC 28079
980-216-1342 Telephone
 (Name, address, and telephone number of agent for service)

Please send a copy of all correspondence to:
Jillian Ivey Sidoti, Esq
PHONE 323-799-1342
jillian@jilliansidoti.com

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

Large accelerated filer	☐	Accelerated Filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (2)

Common Stock already issued, par value $.0001	10,597,572	$0.05	$529,880	$60.72

Total	10,597,572	$0.05	$529,880	$60.72
_____
(1) Registration fee has been paid via Fedwire.

(2)   Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

Under the application of Rule 405 of Regulation C, we are considered to be a shell company as we:

•	Have nominal operations at this time

•	Have nominal assets

SUBJECT TO COMPLETION, DATED April 18, 2013
_____________________

PRELIMINARY PROSPECTUS

Book It Local, Inc.

10,597,572 Shares of Common Stock
Price per share: $0.05

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. The selling stockholders are selling shares of common stock covered by this prospectus for their own account.  There is no present public trading market for the Company's Common Stock and the price at which the Shares are being offered bears no relationship to conventional criteria such as book value or earnings per share.  The Company has determined the offering price based, primarily, on the price shares were sold to our shareholders in a private placement memorandum plus an increase based on the fact the shares will be liquid and registered. There can be no assurance that the offering price bears any relation to the current fair market value of the Common Stock. We intend on using all of our cash resources of approximately $10,935 for the next 12 months  to 1.) provide for the listing requirements, including payments for DTC eligibility and for our transfer agent and 2.) continued development of our business plan.  The Company will not receive any proceeds from the sale of these shares.

Book It Local, Inc. is a shell company and the selling shareholders are underwriters. The 10,597,572 common shares included in this prospectus may be sold by the selling security holders at a fixed price of $.05 for the duration of this offering. The selling shareholders will receive $529,878.60 in the aggregate if all shares are sold at the offering price. The securities sold in this offering can only be resold through registration under the Securities Act of 1933, Section 4(1), if available, for non-affiliates, or by meeting the conditions of Rule 144(i).

Our independent registered public accounting firm included an explanatory paragraph in the report on our 2012 financial statements related to the uncertainty in our ability to continue as a going concern.

The sales price to the public is fixed at $0.05 per share for the duration of the offering . We intend to contact an authorized OTCBB market maker for sponsorship of our securities on the OTCBB, upon effectiveness of this registration statement. However, there is no guarantee our common stock will be accepted for quotation on the OTC Bulletin Board. If our common stock becomes quoted on the Over the Counter Bulletin Board, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale.

The purchase of our shares involves substantial risk. See “risk factors” beginning on page 5 for a discussion of risks to consider before purchasing our common stock.

You should rely only on the information contained in this prospectus. We have not, and the Selling Stockholders have not, authorized anyone to provide you with different information. If anyone provides you with different information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL OUR SHARES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL OUR SHARES, AND IT IS NOT SOLICITING AN OFFER TO BUY OUR SHARES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Table of Contents

Prospectus Summary	5
Summary Financial Data	8
Risk Factors	9
Use of Proceeds	13
Dilution	13
Selling Security Holders	13
Plan of Distribution and Terms of the Offering	15
Legal Proceedings	16
Director, Executive Officers, Promoters and Control Persons	17
Security Ownership of Certain Beneficial Owners and Management	17
Description of Securities	18
Interest of Named Experts and Counsel	19
Disclosure of Commission Position on Indemnification for Securities Act Liabilities	20
Description of Business	20
Reports to Stockholders	25
Management’s Discussion and Analysis	25
Facilities	28
Certain Relationships and Related Party Transactions	29
Market for Common Equity and Related Stockholders Matters	29
Dividends	29
Executive Compensation	30
Reports to Security Holders	31

Index to Financial Statements

Report of Independent Certified Public Accountant	F-2
Balance Sheets	F-3
Statements of Operations	F-4
Statements of Changes in Stockholders’ Equity	F-5
Statements of Cash Flows	F-6
Notes to Financial Statements	F-7 – F-10

Prospectus Summary

This summary contains basic information about us and the offering. Because it is a summary, it does not contain all the information that you should consider before investing. You should read the entire prospectus carefully, including the risk factors and our financial statements and the related notes to those statements included in this prospectus. Except as otherwise required by the context, references in this prospectus to “we,” “our,” “us,” and “Book It Local,” refer to Book It Local, Inc.

Book It Local, Inc. is a development stage company incorporated in the State of Nevada in August of 2012.

Book It Local’s address and phone number is:
Book It Local, Inc.
2003 Symphony Lane
Indian Trail, NC 28079
980-216-1342 Telephone

Operating History

Book It Local, Inc. is a recently incorporated development stage company with no operating results to date other than organizational activities. The purpose of the company is to offer consumers looking to book entertainment for events a centralized online database through which they may post events and receive bids from entertainers that may provide such services. To date, operations have been on an extremely limited basis.

Company Assets

Book It Local’s principal assets (“Assets”) consisted of cash totaling $10,935 as of August 31, 2012.

Company Cash Flow

The Company has cash assets derived from a private placement of its stock.  For the period from its inception through the period ending August 31, 2012 the Company had Gross Revenues of $0. From inception to the period ending August 31, 2012, the Company had Total Operating Expenses of $0, Net Profit of $0, Total Current Assets of $10,935, Total Assets of $10,935, Total Current Liabilities of $0, and Total Stockholders’ Equity (Deficit) of $10,935.

Future Assets and Growth

Over the next year, there are three main goals that, if accomplished, will set us up for success moving forward.  First, we need to develop an online bidding system that will supply customers with competitive bids from entertainers; second, we must develop strategic relationships with businesses and websites whose customers use their services to plan weddings, parties, and other events in order to develop a pipeline for customers; lastly, we need to organize and connect the fragmented marketplace of musicians and entertainers into a searchable database. However, it should be noted that our independent auditor has expressed concern about our ability to continue as a going concern.

The Company has yet to develop a website or marketing presence, but over the next year we will continue to develop our marketing strategy and web presence through which we will run our booking system once it is fully developed. We hope to differentiate ourselves from the many other booking services by offering the ability to book directly with the entertainer online. Our marketing will focus on highlighting the ease of using our service. The Company had a Net Profit of $0 for the period from inception to August 31 2012 and anticipates it will operate at a deficit for its next fiscal year and may expend most of its available capital. The Company’s cash on hand is, primarily, budgeted to cover the anticipated operating costs for the development of our marketing plan and legal, accounting, and Transfer Agent services. We believe the Company will have sufficient capital to operate its businesses over the next twelve months. There can be no assurances, however, that actual expenses incurred will not materially exceed our estimates or that cash flows from existing assets will be adequate to maintain our businesses.

We will look to provide a relatively new service to online merchants, focusing on positioning our service as one that will save time for the person seeking the entertainment for the event as there will be a wide swath of potential entertainers available for perusal in one centralized online location. The Company may lose money in its first, full year of operation and it shall require raising additional capital to develop its services.

We have elected to become a public company at this early stage of development for a number of reasons. First and foremost, it is because our need for capital is substantial and our principal feels his time devoted to the Company is best served developing the business plan rather than developing a network of people to invest into a private offering for a company of this type. Mr. McMurry believes that he can raise more capital in less time through future public offerings rather than through private offerings. Furthermore, our plan is contingent upon establishing relatively quick growth relative to our competitors and there is a degree of credibility inherent in a public company.

We do understand as a company the disadvantages of going public such as the increased costs of ongoing reporting and scrutiny from the relevant governmental agencies. However, we believe that such a time and financial investment in the short term will be worth the long-term benefits of being a public entity.

The Company currently has one manager, Joseph McMurry, and no employees.

Terms of the Offering

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. The selling stockholders are selling shares of common stock covered by this prospectus for their own account.

We will not receive any of the proceeds from the resale of these shares. The offering price of $0.05 was determined by the price shares were sold to our shareholders in a private placement memorandum which was dated August 16, 2012 and closes on January 1, 2013 where shares have been sold to investors at $.01 per share plus an increase based on the fact the shares will be liquid and registered. $0.05 is a fixed price at which the selling security holders will sell their shares for the duration of the offering . There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

Additional shares have been issued to G9 Holdings, LLC and GW Grace, LLC for consulting services rendered with regard to the development of the business plan as well as coordination of this Registration Statement.

[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

SUMMARY FINANCIAL DATA

The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis and Results of Operations” and the Financial Statements and Notes thereto, included elsewhere in this prospectus. The statement of operations and balance sheet data from inception August 31, 2012 are derived from our audited financial statements, respectively.

	February 28, 2013	At August 31, 2012

TOTAL ASSETS	8,435	10,935

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES

Current Liabilities	0	0

TOTAL LIABILITIES	0	0

TOTAL STOCKHOLDERS’ EQUITY	8,435	10,935

TOTOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	8,435	10,935

	For the six months ended February 28, 2013	For the period August 11, 2012 (inception) through August 31, 2012

Net Costs	$(2,500)	$0

Net loss	(2,500)	0

Earnings per share of common stock – Basic	0	0

EXEMPTIONS UNDER JUMPSTART OUR BUSINESS STARTUPS ACT

We are an emerging growth company. An emerging growth company is one that had total annual gross revenues of less than $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) during its most recently completed fiscal year. We will retain our emerging growth status for 5 years or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period. We are not sure this will ever take place.

Because we are an emerging growth company, we have the exemption from Section 404(b) of Sarbanes-Oxley Act of 2002 and Section 14A(a) and (b) of the Securities Exchange Act of 1934. Under Section 404(b), we are now exempt from the internal control assessment required by subsection (a), that requires each registered public accounting firm that prepares or issues the audit report for the issuer shall attest to, and report on, the assessment made by the management of the issuer. We are also will not be required to receive a separate resolution regarding either executive compensation or for any golden parachutes for our executives so long as we continue to operate as a emerging growth company.

We hereby elect to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1).

RISK FACTORS

Investors in Book It Local should be particularly aware of the inherent risks associated with our business. As of the date of this filing our management is aware of the following material risks. Prospective investors should be aware that the company has not yet developed its website or any products and that substantial development work will be required to develop them.

We are significantly dependent on our primary officer and director, who has limited experience. The loss or unavailability to Book It Local of Mr. McMurry’s services would have an adverse effect on our business, operations and prospects in that we may not be able to obtain new management under the same financial arrangements, which could result in a loss of your investment.

Our business plan is significantly dependent upon the abilities and continued participation of Joseph McMurry, our Chief Executive officer and director. It would be difficult to replace Mr. McMurry at such an early stage of development of Book It Local. The loss by or unavailability to Book It Local of Mr. McMurry’s services would have an adverse effect on our business, operations and prospects, in that our inability to replace Mr. McMurry could result in the loss of one’s investment. There can be no assurance that we would be able to locate or employ personnel to replace Mr. McMurry, should his services be discontinued. In the event that we are unable to locate or employ personnel to replace Mr. McMurry we would be required to cease pursuing our business opportunity, which would result in a loss of your investment.

Mr. McMurry has limited experience in framing an online entertainment booking company. The lack of experience in framing an online entertainment booking business could limit or eliminate your return on investment.

As a result of our reliance on Mr. McMurry and his lack of experience in developing an online entertainment booking company, our investors are at risk in losing their entire investment. Mr. McMurry intends to hire personnel in the future, when sufficiently capitalized, who may have the experience required to manage our company, such management is not anticipated until the occurrence of future financing. Since this offering will not sufficiently capitalize our company, future offerings will be necessary to satisfy capital needs. Until such future offering occurs, and until such management is in place, we are reliant upon Mr. McMurry to make the appropriate management decisions.

Mr. McMurry lacks experience managing a public company and preparing financial statements.

Our sole officer and director lacks experience managing a public company and preparing financial statements. There are particular things required of managing a public company, including careful preparation of financial statements, of which Mr. McMurry lacks practical experience, which could have an adverse effect on our operations.

Mr. McMurry is involved with other businesses and there can be no assurance that she will continue to provide services to us. Mr. McMurry’s limited time devotion of less than 20 hours per month to Book It Local could have the effect on our operations of preventing us from being a successful business operation, which ultimately could cause a loss of your investment.

As compared to many other public companies, we do not have the depth of managerial or technical personnel. Mr. McMurry is currently involved in other businesses, which have not, and are not expected in the future to interfere with Mr. McMurry’s ability to work on behalf of our company as his time commitment to the Company for the foreseeable future is limited to 20 hours per month and consists entirely of big-picture development activities. Mr. McMurry may in the future be involved with other businesses and there can be no assurance that he will continue to provide services to us. Mr. McMurry will devote only a portion, less than 20 hours per month, of his time to our activities. As our Chief Executive officer and director, decisions are made at his sole discretion and not as a result of compromise or vote by members of a board. Although Mr. McMurry faces time devotion conflicts, none of any of Mr. McMurry’s other businesses present conflicts of interests with the Company and Mr. McMurry will not be faced with choosing to allocate business opportunities between the Company and Mr. McMurry’s other companies.

Because of market pressures from competitors with more resources, we may fail to implement our business model profitably.

We hope that developing one of the first completely online entertainment booking agencies and quickly developing and leveraging a network of musicians and businesses associated with events planning will separate us from existing competitors and create barriers to entry for potential competitors who may then move to move their operations online.  However, most of our existing competitors will have more resources at their disposal as they will be better established in the marketplace. Our ability to compete depends on many factors beyond our control, including appealing to our target demographic by offering competitive prices relative to the marketplace.

We are dependent on the popularity of and consumer acceptance of our online service.

Our ability to generate revenue and be successful in implementation of our business plan is dependent on entertainers signing up to be listed on our website as well as buyers of entertainment visiting our website. We will need to put a lot of effort into putting together our website.  We will also have to compete with traditional booking agents. We are inherently reliant on consumers being attracted to our website and we are also concerned about attracting quality entertainment.

Inadequate Financial Projections

We are not providing any financial projections as to the results of operations of the Company.

We will require additional financing in order to implement our business plan. In the event we are unable to acquire additional financing, we may not be able to implement our business plan resulting in a loss of revenues and ultimately the loss of your investment.

Due to our start-up nature, we will have to incur the costs of marketing, staffing, development of our website, and hard assets. We intend to generate revenue from facilitating the booking of entertainment for a variety of events through our online application. To fully implement our business plan we will require substantial additional funding.

Following this offering we will need to raise additional funds to expand our operations. We plan to raise additional funds through private placements, registered offerings, debt financing or other sources to maintain and expand our operations. Adequate funds for this purpose on terms favorable to us may not be available, and if available, on terms significantly more adverse to us than are manageable. Without new funding, we may be only partially successful or completely unsuccessful in implementing our business plan, and our stockholders will lose part or all of their investment.

There is no current public market for our common stock; therefore you may be unable to sell your securities at any time, for any reason, and at any price, resulting in a loss of your investment.

As of the date of this prospectus, there is no public market for our common stock. Although we plan, in the future, to contact an authorized OTC Bulletin Board market maker for sponsorship of our securities on the Over-the-Counter Bulletin Board, there can be no assurance that our attempts to do so will be successful. Furthermore, if our securities are not quoted on the OTC Bulletin Board, or elsewhere, there can be no assurance that a market will develop for the common stock or that a market in the common stock will be maintained. As a result of the foregoing, investors may be unable to liquidate their investment for any reason. We have not originated contact with a market maker at this time, and do not plan on doing so until completion of this offering.

Because our common stock is deemed a low-priced “Penny” stock, an investment in our common stock should be considered high risk and subject to marketability restrictions.

Since our common stock is a penny stock, as defined in Rule 3a51-1 under the Securities Exchange Act, it will be more difficult for investors to liquidate their investment even if and when a market develops for the common stock. Until the trading price of the common stock rises above $5.00 per share, if ever, trading in the common stock is subject to the penny stock rules of the Securities Exchange Act specified in rules 15g-1 through 15g-10. Those rules require broker-dealers, before effecting transactions in any penny stock, to:

•	Deliver to the customer, and obtain a written receipt for, a disclosure document;

•	Disclose certain price information about the stock;

•	Disclose the amount of compensation received by the broker-dealer or any associated person of the broker-dealer;

•	Send monthly statements to customers with market and price information about the penny stock; and

•	In some circumstances, approve the purchaser’s account under certain standards and deliver written statements to the customer with information specified in the rules.

Consequently, the penny stock rules may restrict the ability or willingness of broker-dealers to sell the common stock and may affect the ability of holders to sell their common stock in the secondary market and the price at which such holders can sell any such securities. These additional procedures could also limit our ability to raise additional capital in the future.

Until our common stock is registered under the Exchange Act, we will not be a fully reporting company.

We are not yet a registered company and will not be so until this S-1 is effective. Until then we will only be subject to the reporting requirements imposed by Section 15(d) of the Exchange Act which state that we will be required to file supplementary and periodic information, documents, and reports as may be required pursuant to section 13 in respect of a security registered pursuant to section 12. As long as our common stock is not registered under the Exchange Act, we will not be subject to Section 14 of the Exchange Act, which, among other things, prohibits companies that have securities registered under the Exchange Act from soliciting proxies or consents from shareholders without furnishing to shareholders and filing with the SEC a proxy statement and form of proxy complying with the proxy rules. In addition, so long as our common stock is not registered under the Exchange Act, our directors and executive officers and beneficial holders of 10% or more of our outstanding common stock will not be subject to Section 16 of the Exchange Act. Section 16(a) of the Exchange Act requires executive officers and directors, and persons who beneficially own more than 10% of a registered class of equity securities to file with the SEC initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of common shares and other equity securities, on Forms 3, 4 and 5 respectively. Such information about our directors, executive officers, and beneficial holders will only be available through this (and any subsequent) registration statement, and periodic reports we file thereafter. Furthermore, so long as our common stock is not registered under the Exchange Act, our obligation to file reports under Section 15(d) of the Exchange Act will be automatically suspended if, on the first day of any fiscal year (other than a fiscal year in which a registration statement under the Securities Act has gone effective), we have fewer than 300 shareholders of record. This suspension is automatic and does not require any filing with the SEC. In such an event, we may cease providing periodic reports and current or periodic information, including operational and financial information, may not be available with respect to our results of operations.

We are considered a shell company under Rule 405 of Regulation C as we have nominal assets and nominal operations.

We only have cash as assets as of the date of this registration statement and have not yet developed our website. Thus our operations may be considered “nominal.” Because of this, Rule 144(i)(1) prohibits the use of the rule for sales of restricted stock and stock held by affiliates into the public market if the issuing company is now or ever has been a “shell company”, unless the following requirements of Rule 144(i)(2) are satisfied: (1) we have ceased to be defined as a shell company under Rule 144; (2) we have filed current Form 10 information with the SEC reflecting our status as an entity that is no longer considered a shell; (3) we are subject to reporting requirements of the Exchange Act; and (4) as applicable, we have filed all reports and other materials required to be filed by the Exchange act other than 8-K reports.

Our independent auditors have expressed in their report substantial doubt about our ability to continue as a going concern.

The Company's ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they become due.

We are electing to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1).

By taking the 102(b)(1) extended transition period, we are allowed to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

We are not raising any money in this offering and thus may be in worse financial condition once we are effective.

Unless we are able to obtain a loan or find additional financing, we may be in worse financial condition than our current condition. We are obligated to pay approximately $10,000 in offering expenses and thus, may carry this amount as a liability at the conclusion of this offering.

Dividend Policy

It is not anticipated that the Company will distribute any cash dividends to its shareholders in the foreseeable future.  Earnings of the Company, if any, are expected to be retained by the Company to enhance its capital structure or distributed by the Company to pay its operating costs.

Economic conditions will highly influence our success.

The United States is currently in an economic recession and there is no foreseeable end to it. Since the country is in a recession, less and less of the population is indulging in parties, events, or booking entertainment.  Therefore, it is foreseeable that we could fail as a function of the economy.

Government regulation and other legal uncertainties may adversely affect our business.

The Company is subject to government regulation, other than laws and regulations applicable to businesses generally. The Company is subject to various intellectual property and licensing laws in addition to the continually expanding ecommerce sphere.

USE OF PROCEEDS

The selling stockholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

 DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued. Accordingly, there will be no dilution to our existing shareholders

SELLING SECURITY HOLDERS

The shares being offered for resale by the selling stockholders consist of the 10,597,572 shares of our common stock of which 997,500 shares are held by 35 shareholders of our common stock which sold in our Regulation D offering completed on August 31, 2012. The remaining 9,600,072 were exchanged for services provided to the company including management, development of our business plan, set up and research of the marketplace, and legal services to various insiders, consultants, family members, and our officer.

The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of December 12, 2012 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

The table below assumes the sale of the 10,597,572 shares offered in this prospectus at a fixed initial public offering price of $.05 per share and before any deduction of estimated offering expenses. The 10,597,572 shares held by current stockholders being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders will not be obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Book It Local Shareholder	Shares of Common Stock Owned Prior to Offering	Shares of Common Stock Owned After Offering

Amanda Duckworth	28,500	0
Andrew R Mullican	28,500	0
Brittany Neely	28,500	0
David Temple	28,500	0
Dayna Critz (1)	28,500	0
Dianne Keller (2)	28,500	0
E Carl Barthelson	28,500	0
Edward A Reule	28,500	0
Forrest Garvin (3)	28,500	0
G9 Holdings, LLC (4) (8)	4,503,973	0
George Critz (1)	28,500	0
GW Grace, LLC (5) (8)	4,503,974	0
Hope L Barthelson	28,500	0
J Stephen Keller (2)	28,500	0
Jacob C Keller Sr	28,500	0
James D Neely, Jr	28,500	0
James D Neely, Sr	28,500	0
Joan Beaulieu	28,500	0
Joseph McMurry (6)	211,950	0
Kelly H Young	28,500	0
Kotaya Griffth	28,500	0
Leigh Ann Neely	28,500	0
Matthew Johnson	28,500	0
Max Bennett	28,500	0
Michael Olsson	28,500	0
Michaela W Conner	28,500	0
Pamela A Mullican	28,500	0
Patricia A Duckworth	28,500	0
Reid D Smith	28,500	0
Richard Beaulieu	28,500	0
Sandra S Smith	28,500	0
Sara Duckworth	28,500	0
Teresa Garvin (3)	28,500	0
Teresa Viso-Olsson	28,500	0
Thomas D Young	28,500	0
Tim H Helms	28,500	0
Whitney Johnson	28,500	0
William S Conner	28,500	0
Winchester Investments, LLC (7) (8)	380,175	0

(1)	These shareholders are married and thus beneficially own each other’s shares.

(2)	These shareholders are married and thus beneficially own each other’s shares.

(3)	These shareholders are married and thus beneficially own each other’s shares.

(4)	Teresa Garvin is the Manager of G9 Holdings, LLC and holds voting and investment power over the units.

(5)	Forrest Garvin is the Manager of GW Grace, LLC and holds voting and investment power over the units.

(6)	Joseph McMurry is our Chief Executive Officer and Director.

(7)	Dave Utley is the Manager of Winchester Investments, LLC and holds voting and investment power over the units.

(8)	Entities denoted have a material relationship with the Company in that they performed consulting services with regard to the creation and execution of the Company’s business plan.

PLAN OF DISTRIBUTION

The selling security holders may sell some or all of their shares at a fixed price of $0.05 per share for the duration of the offering . Prior to being quoted on the OTCBB, shareholders may sell their shares in private transactions to other individuals. We plan, in the future, to contact an authorized OTC Bulletin Board market maker for sponsorship of our securities on the Over-the-Counter Bulletin Board, there can be no assurance that our attempts to do so will be successful. Furthermore, if our securities are not quoted on the OTC Bulletin Board, or elsewhere, there can be no assurance that a market will develop for the common stock or that a market in the common stock will be maintained. As a result of the foregoing, investors may be unable to liquidate their investment for any reason. We have not originated contact with a market maker at this time, and do not plan on doing so until completion of this offering.

Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the Over the Counter Bulletin Board (OTCBB) when this Registration Statement is declared effective by the SEC. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. However, sales by a selling security holder must be made at the fixed price of $0.05 for the duration of the offering . In the event we are successful in our attempts to have a market maker quote our stock on the OTCBB, we will need to comply with ongoing reporting requirements in order to ensure that the market maker will continue to quote our stock.

The Selling Stockholder and intermediaries through whom such securities are sold are "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), in which event profits, discounts or commissions received by such persons may be deemed to be underwriting commissions under the Securities Act.

All expenses of the registration of securities covered by this Prospectus are to be borne by the Company, except that the Selling Stockholder will pay any applicable underwriters' commissions, fees, discounts or concessions or any other compensation due any underwriter, broker or dealer and expenses or transfer taxes.

Once a market has been developed for our common stock, the shares may be sold or distributed from time to time by the selling stockholders directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

•	ordinary brokers transactions, which may include long or short sales,

•	transactions involving cross or block trades on any securities or market where our common stock is trading, market where our common stock is trading,

•	through direct sales to purchasers or sales effected through agents,

•	through transactions in options, swaps or other derivatives (whether exchange listed of otherwise), or exchange listed or otherwise), or

•	any combination of the foregoing.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales are permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $10,000.

LEGAL PROCEEDINGS

We may from time to time be involved in routine legal matters incidental to our business; however, at this point in time we are currently not involved in any litigation, nor are we aware of any threatened or impending litigation.

DIRECTOR, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The members of our Board of Directors serve, without compensation, until the next annual meeting of stockholders, or until their successors have been elected. The officers serve at the pleasure of the Board of Directors. Information as to the director and executive officer is as follows:

Name	Age	Title
Joseph McMurry	35	Chief Executive Officer, Director
G9 Holdings, LLC (1)		Promoter
GW Grace, LLC (2)		Promoter

(1) Teresa Garvin is the Manager of G9 Holdings, LLC and holds voting and investment power over the units.
(2) Forrest Garvin is the Manager of GW Grace, LLC and holds voting and investment power over the units.

Duties, Responsibilities and Experience

Joseph McMurry – CEO and Director

Since 2004, Mr. McMurry, a resident of North Carolina, has been involved in Christian Ministry. In 2004, Mr. McMurry started as an intern of student ministry at Calvary Church in Charlotte, NC. Thereafter, he served as an Associate Pastor at First Baptist Church in Ohio and now, since 2007, has served as the Minister of Students at North Main Baptist Church in Danville, VA.  Here, he creates and develops a broadcast discipleship process, which includes outreach, evangelism, discipleship, service, worship, teaching and missions. He creates and develops student ministry identity through branding, communication, outreach events and facility remodel. Mr. McMurry recruits, trains and releases adult volunteers for various aspects of ministry. He also trains and leads students and adults on mission projects within the US and abroad.

Mr. McMurry is the promoter of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of the date of this prospectus, and as adjusted giving effect to the sale of 10,597,572 shares of common stock in this offering, relating to the beneficial ownership of our common stock by those persons known to us to beneficially own more than 5% of our capital stock, by our director and executive officer, and by all of our directors, proposed directors and executive officers as a group.

Name of Beneficial Owner(1)	Number Of Shares	Percent Before Offering	Percent After Offering

G9 Holdings, LLC (2)	4,503,973	42.5%	0%
GW Grace, LLC (3)	4,503,974	42.5%	0%
Joseph McMurry, CEO, and Treasurer	211,950	2%	0%
All Directors, Officers and Principal Stockholders as a Group	9,219,897	87%	0%
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(1)	The address of each shareholder is care of Book It Local, Inc., 2003 Symphony Lane, Indian Trail, NC, unless otherwise stated.

(2)	Teresa Garvin is the Manager of G9 Holdings, LLC and holds voting and investment power over the shares.

(3)	Forrest Garvin is the Manager of GW Grace, LLC and holds voting and investment power over the shares.

“Beneficial ownership” means the sole or shared power to vote or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have “beneficial ownership” of any security that such person has the right to acquire within 60 days from the date of this prospectus.

DESCRIPTION OF SECURITIES TO BE REGISTERED.

General

Our authorized capital stock consists of 10,000,000 shares of preferred stock, $0.0001 par value per share of preferred stock; and 100,000,000 shares of common stock, $0.0001 par value per share of common stock. Currently, we have 10,597,572 common shares issued and outstanding. We do not have any holding period requirements for our common stock.

The holders of our common stock have equal ratable rights to dividends from funds legally available if and when declared by our board of directors and are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs. Our common stock does not provide the right to a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stock holders are entitled to one non-cumulative vote per share on all matters on which shareholders may vote.

We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the state of Nevada for a more complete description of the rights and liabilities of holders of our securities. All material terms of our common stock have been addressed in this section.

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

Preferred Stock

We are authorized to issue up to 10,000,000 shares of Preferred Stock, $.0001 par value per share of preferred stock. Currently we have 0 preferred shares issued and outstanding.

Dividends

We have not paid any cash dividends to shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no options to purchase our securities outstanding.

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board, maintained by FINRA, upon the effectiveness of the registration statement of which this prospectus forms a part.

There are several requirements for listing our shares on the Over the Counter Bulletin Board, including:

* we must make filings pursuant to Sections 13 and 15(d) of the Securities Exchange Act of 1934;

* we must remain current in our filings;

* we must find a member of FINRA to file a form 211 on our behalf. The information contained within form 211 includes comprehensive data about our company and our shares. Form 211 and our prospectus are filed with FINRA so that they can determine if there is sufficient publicly available information about us and whether our shares should be listed for trading.

We can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Penny Stock Reform Act of 1990

The Securities Enforcement and Penny Stock Reform Act of 1990 require additional disclosure for trades in any stock defined as a penny stock. The Securities and Exchange Commission has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to exceptions. Under this rule, broker/dealers who recommend these securities to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to a transaction before sale. Our shares will probably be subject to the Penny Stock Reform Act, thus potentially decreasing the ability to easily transfer our shares.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement have been audited by Stan J.H. Lee, CPA to the extent and for the period set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Jillian Ivey Sidoti will be paid $5,000 for services rendered relating to this S-1 registration statement.

 DISCLOSURE OF COMMISSION’S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

No director of Book It Local will have personal liability to us or any of our stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director since provisions have been made in our Articles of Incorporation limiting such liability.

DESCRIPTION OF BUSINESS

Book It Local (“we” or “us”) is a development stage company incorporated in the State of Nevada on August 11, 2012 and is located in North Carolina.

Business of Issuer

Book it Local, Inc. is a start up company looking to develop its online booking system to help consumers find and hire live entertainment for weddings, corporate events, private parties, nightclubs, fraternity functions, Bar Mitzvahs, grand openings, and other events. The company will work to build up a database of musicians for all these events. Eventually Book it Local, Inc. will expand its offerings to include other entertainment services such as comedians, dancers, caterers, photographers, etc.

Book it Local, Inc's booking system looks to take advantage of the Internet's ability to organize and connect the fragmented marketplace of musicians and entertainers into a searchable database that is consumer-focused, and easy-to-use.

Book it Local, Inc. will be run by our management team, who have experience in Web development, business development and financial management.

Keys to Success

1)	To develop an online bidding system which supplies customers with competitive bids from the entertainers.
2)	Strategic capitalize partnerships with sites such as WeddingChannel.com, TheKnot.com, iParty.com, and Evite.com, whose customers are planning weddings, parties, and events.
3)	To organize and connect the fragmented marketplace of musicians and entertainers into a searchable database.

Competition

The closest competitors to Book it Local, Inc. are Gigmasters.com, Sonic Bids, bookingentertainment.com, locoloboevents.com, and Craigslist listings. These sites all connect buyers and sellers of services including music and entertainment. However, we feel because entertainers need as many outlets as possible to market their services, we will have no shortage of sellers of entertainment. Furthermore, with proper marketing, we believe we can compete effectively.

The second tier of competition comes from wedding sites such as TheKnot.com and ModernBride.com, which focus on providing content on wedding planning, but have also a section providing names and addresses of local merchants. Again, because the information they provide is so limited, it is not any more useful than a phone book.

In 2010, consumer expenditures on live entertainment equaled $17.23 billion2. While this number in the aggregate includes revenue generated from markets outside our own target including that of famous acts that draw thousands to each show they play, it is indicative of the demand for live entertainment. Many booking agents have websites, but few, offer the ability to book directly online. These sites are more like corporate "brochures" and spotlight only a few of their big-name entertainers with little more than a phone number available for further information. Also, these agents traditionally focus on high-end bookings, generally ignoring the vast market of individuals looking for bands for their weddings, private parties, fraternity dances, corporate Christmas parties, and high school proms. These types of events make up the Book it Local, Inc. marketplace.

It is worth clarifying that companies not competitors to Book it Local, Inc. are MP3.com, Napster.com, and Emusic.com. These are sites where customers find downloadable music from thousands of bands. Even though Book it Local, Inc. does have a large database of groups, this is not part of the company's business model. The user experience at these music sites is geared toward listening to music, rather than being specifically tailored to hiring entertainment. From the moment a person arrives at Book it Local, Inc., they know that the purpose of the site is to help them find and hire live entertainment for her next event.

Services

Book it Local, Inc. plans to collect a 10% commission fee each time it brokers a transaction between a buyer and seller of entertainment services. The company collects its fee from the seller. In addition to booking commissions, Book it Local, Inc. expects to earn revenue from corporate sponsorships of its bi-monthly newsletter.  We currently have no revenues or a website.

There are a number of other websites that connect buyers and sellers of services, however only Book it Local, Inc. will provide the emphasis on music and entertainment. By doing so, it offers significant advantages to all of its customers. For example, only Book it Local, Inc. will provide online press kits allowing customers to both hear and see entertainers before they hire them. Also, only Book it Local, Inc. has developed an online bidding system which supplies customers with competitive bids from the entertainers. None of its competitors do.

In addition to its primary revenue sources of booking commissions and corporate sponsorships, the company also derives revenue through additional fee-based services it offers its entertainers. As the company grows and has additional resources, these secondary revenue streams will begin to take on an increasingly important role.

Market Analysis

The largest componenet, we believe, of our business will be weddings. There are 2.3 million weddings each year3, with over $3.2 billion spent on music with an average of $1,467 on bands and $641 on DJ’s in 20114. Other components of the industry include corporate events, nightclubs, festivals, Bar Mitzvahs, fraternity and sorority functions, high school proms, country clubs, and hotels.

The company will seek to form strategic partnerships with sites such as WeddingChannel.com, TheKnot.com, iParty.com, and Evite.com, whose customers are planning weddings, parties, and events. Book it Local, Inc. will offer these high traffic sites the opportunity to share in a viable revenue sharing program, and, in return, Book it Local, Inc. will benefit from a steady stream of traffic and increased revenue.

We believe close to $9 billion per year is spent on live music and entertainment services. The largest component of this is the wedding industry.

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2 http://www.statista.com/statistics/192869/consumer-expenditures-on-live-entertainment-in-the-us-since-1999/, retrieved on 12/13/2012

3 http://www.soundvision.com/info/weddings/statistics.asp, retrieved on 12/13/2012

In 2010, there were over 176,200 professional musicians in the United States.4. This does not include the vast number of amateur musicians.

Market Segmentation

The components of the entertainment market that Book it Local, Inc. is targeted include:

•	Weddings
•	Corporate Events/Conventions
•	Nightclubs/Bars/Restaurants
•	Bar/Bat Mitzvahs
•	Festivals
•	Vacation & Resort Entertainment
•	Fraternity/Sorority Dances & Parties
•	High School Proms/Dances
•	Country Club Entertainment
•	Hotel Entertainment.

Target Market Segment Strategy

Weddings

The wedding industry makes up the largest percentage of Book it Local, Inc's target market, and most of its business is generated from this segment.

Corporate Events

The corporate events industry includes, among other things, promotional events, conventions, expositions, and meetings. Book it Local, Inc. will target this segment aggressively and seek to become the definitive music and entertainment source for corporate event planners and industry professionals. The company will continue to benefit from the continued growth in the number of lavish promotional events held by corporations each year.

________________________
4 http://www.theweddingreport.com/bz/index.php/us-wedding-cost-update-q1q2-2011/, retrieved on 12/13/2012

Bars/Nightclubs/Restaurants

This segment of the market includes bars, nightclubs, taverns, pubs, and cocktail lounges. There are an estimated 65,744 establishments of this type in the United States. This industry, however, is not growing. This is most likely because of the current recession the United States is experiencing.5 There are also many restaurants throughout the United States which book live music and entertainment. We will look to service this area as well.

Bar and Bat Mitzvahs

We will target Bar and Bat Mitzvahs throughout the United States.

Marketing Strategy

The first and most important factor is getting people to visit the site.  We hope to visitor growth by 20% of unique visitors per month over the next year, and then 10% per month in the second year, and 5% per month in year three utilizing the services of an inbound marketing contractor that will identify appropriate keywords to optimize our website to attract organic traffic. Traffic is essential because it leads to gig requests, which lead to bookings, which lead to commissions.

Strategy and Implementation Summary

Once visitors have reached our site, we must convince them to book entertainment through Book it Local, Inc. There are three challenges here:

Helping the customer find the right entertainer

Our internal search engine is combined with audio and streaming video samples so customers can 'audition' local performers from the comfort of their living rooms.

Gaining the customer's trust

Co-branding, as described above, will give the site legitimacy by linking it to other well-known and trusted websites.

Making sure that our listed entertainers respond to gig requests

These gigs must be profitable for performers, or they will stop responding to gig requests. We will limit each customer to choosing 3 entertainers of each type per event (for example, three bands, three photographers, etc.) in their gig request.

In addition, since each gig request and bid in response are routed through our system, we will be able to keep tabs on how the matches are going.

1.
Any entertainer who repeatedly fails to respond to gig requests will be contacted to determine whether there are problems in our listings of their services, or the types of requests they are receiving. Those who are simply too busy to accept gigs will be removed from the listings.

2.	Any entertainer who repeatedly submits bids and fails to win contracts will be contacted to determine the problem. Are they submitting bids far out of line with their local competition?

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5 http://www.bls.gov/ooh/entertainment-and-sports/musicians-and-singers.htm, retrieved on 12/13/2012

Sales Strategy

Sales Forecast

Overall, there are three main variables in the formula that determine the volume of bookings that Book it Local, Inc. will be able to generate:

•	The number of customers who visit Book it Local, Inc. each day.
•	The percentage of those customers who fill out gig requests.
•	The percentage of gig requests which result in actual bookings.

The day after an event takes place, the company contacts the customer. The purpose is to: a) inquire about the level of satisfaction with the performance, and, b) to discover the rate the entertainer charged to the customer. Once the amount is revealed, an invoice is distributed to the entertainer for an amount equal to 10% of his/her earnings.

The invoice is sent both online and offline. An entertainer has 30 days to remit payment, and may pay online with a credit card or may send a check. If payment is not received within 30 days, his/her online press kit is de-activated. Press kits are re-activated once payment is received.

Because Book it Local, Inc. has online billing capabilities, the company will offer the entertainers the option of having commissions automatically billed directly to their credit cards. This will shorten the number of days it takes the company to get paid, and will be more convenient for entertainers.

Intellectual Property & Proprietary Rights

Upon completion of our website, we will regard substantial elements of our website and underlying technology as proprietary and attempt to protect them by relying on trademark, service mark and trade secret laws, restrictions on disclosure and transferring title and other methods. We currently do not have any technology we consider proprietary, as we are currently in our development stage.

Employees

We are a development stage company and currently have only one part-time employee, Joseph McMurry, who is also our sole officer and director. We look to Mr. McMurry for his entrepreneurial skills and talents. It is Mr. McMurry who provided us our business plan. For a discussion of Mr. McMurry’s experience, please see “Management.” Initially Mr. McMurry will coordinate all of our business operations. We plan to use consultants, attorneys, accountants, and technology personnel, as necessary and do not plan to engage any additional full-time employees in the near future. We believe the use of non-salaried personnel allows us to expend our capital resources as a variable cost as opposed to a fixed cost of operations. In other words, if we have insufficient revenues or cash available, we are in a better position to only utilize those services required to generate revenues as opposed to having salaried employees. We may hire marketing and online employees based on the projected size of the market and the compensation necessary to retain qualified sales and development employees.

Mr. McMurry is spending the time allocated to our business in handling the general business affairs of our company such as accounting issues, including review of materials presented to our auditors, working with our counsel in preparation of filing our S-1 registration statement, and developing our business plan and overseeing the database of entertainers on the site as well as the set up of our website, the set-up of marketing plans, and hiring appropriate personnel.

REPORTS TO STOCKHOLDERS

We are not subject to the informational requirements of the Securities Exchange Act of 1934, as amended. Upon the effectiveness of this S-1 registration statement, we will be subject to the requirements of Section 15(d) as opposed to the requirements of Section 13(a) under the Exchange Act, which requires an issuer to file annual reports on Form 10-K (or any successor form), quarterly reports on Form 10-Q (or any successor form), and current reports on Form 8-K.

All of our reports can be reviewed through the SEC’s Electronic Data Gathering Analysis and Retrieval System (EDGAR) which is publicly available through the SEC’s website (http://www.sec.gov).

We intend to furnish annual reports to stockholders, which will include audited financial statements reported on by our Certified Public Accountants. In addition, we will issue unaudited quarterly or other interim reports to stockholders, as we deem appropriate or required by applicable securities regulations.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

The following discussion and analysis should be read in conjunction with our financial statements and the notes thereto contained elsewhere in this filing.

Critical Accounting Policies

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards that have different effective dates for public and private companies. We have elected to take advantage of this extended transition period, and thus, our financial statements may not be comparable to those of other reporting companies. Accordingly, until the date we are no longer an “emerging growth company” or affirmatively opt out of the exemption, upon the issuance of a new or revised accounting standard that applies to our financial statements and has a different effective date for public and private companies, we will disclose the date on which adoption is required for non-emerging growth companies and the date on which we will adopt the recently issued accounting standard.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

With the exception of historical matters, the matters discussed herein are forward-looking statements that involve risks and uncertainties. Forward-looking statements include, but are not limited to, statements concerning anticipated trends in revenues and net income, projections concerning operations and available cash flow. Our actual results could differ materially from the results discussed in such forward-looking statements. The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes thereto appearing elsewhere herein.

Background Overview

Book It Local, Inc. is a development stage company incorporated in the State of Nevada in August 2012. We were formed to engage in the business of booking entertainment for events through an online system that connects those running events and entertainers that may perform at such events. In August 2012, we commenced our planned principal operations, and therefore have no significant assets. To date, we solely developed our business plan.

Since our inception on August 11, 2012 to August 31, 2012, we have not generated any revenues nor have we incurred a loss. During this time, we incurred operating expenses of $0 resulting in a cumulative profit of $0. For the period ending February 28, 2013 we incurred $2,500 in professional fees to pay our auditor resulting in a net loss of $2,500. To this point, our only business activity has been the formation of our corporate entity, creation and development of our business model, and analyzing the viability of our business. We believe that sales revenue, loans from our officer, and small amounts of equity will be sufficient to support the limited costs associated with our initial ongoing operations for the next twelve months. We may sell additional shares in a private offering or other offering if we are unable to obtain funds from another source such as a shareholder loan. If sufficient funds cannot be raised, none of the Company’s plans may be implemented. There can be no assurance that the actual expenses incurred will not materially exceed our estimates or that cash flows from listing fees will be adequate to maintain our business. As a result, our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors’ report to the financial statements included in the registration statement.

We are currently researching software platforms on which to develop our bidding system and website. We are also researching whether we will use American or foreign developers. Foreign web developers have the advantage of being more affordable, but possible communication barriers may not make this the most efficient choice. We will look to outsourcing websites such as ODESK.com for potential foreign developer candidates.

May 2013: Devise a framework for the bidding system to be implemented on the website and begin researching developers via outsourcing websites to employ for its development.

June 2013: Engage a developer to program the bidding system and start mapping out the website around the bidding system and conceptualizing content to publish on the website to generate traffic. We expect to spend roughly $2,500 on the development of our bidding system and website.

July 2013: Launch our website and begin posting content written by freelance writers engaged through outsourcing websites. We expect to spend approximately $1,000 for content over the course of 2013.

Ongoing 2013: Continue to develop content and engage an inbound marketing consultant to optimize the website. We expect to spend approximately $1,500 over the course of 2013 for such services.

Results of Operations

For the period ended August 31, 2012

There were no revenues for the period from inception to August 31, 2012. There was a net loss of $2,500 for the period ended February 28, 2013.

The company did not pay nor recognize any interest expense for the periods ended August 31, 2012.

We expect to incur the normal expenses related to being a public company such as accounting and legal costs. We may drain all available financial resources to pay for such costs depending on our operations and costs. To date, our attorney has provided services in exchange for a nominal fee, but there is no guarantee that this will continue and thus, we may be financial distressed because of the costs associated with being a public company. We will also incur fees for audits and reviews so that we can file the proper 10q’s and 10k’s. As we begin to generate revenues, realize expenses, and acquire assets, it is possible that the costs related with being a public company will increase.

Liquidity and Capital Resources

The Company has $8,435 in cash. The investigation of prospective financing candidates involves the expenditure of capital.  The Company will likely have to look to Mr. McMurry or to third parties for additional capital.  There can be no assurance that the Company will be able to secure additional financing or that the amount of any additional financing will be sufficient to conclude its business objectives or to pay ongoing operating expenses.

If Mr. McMurry is unable to lend additional funds to the Company in the event that Company needs additional funds, we may need to deploy a plan to sell additional shares or look to a third party to lend funds to the Company. If the Company is to borrow funds from a third party, the terms and conditions of such a loan may not be on favorable terms. If we are unable to address our liquidity issues, there is a great chance that the Company will not have adequate funding to continue its business plan and will thus, fail.

We will require as much as $100,000 in order to build our website and website application so that we may start generating revenues. $100,000 will be enough to fund our operations for the next 12 months, so long as we keep our operations to a minimum and are able to generate revenues.  We currently only have $10,935. Therefore, the cash currently available to us will not enable us to develop the business to the state in which it will optimally be able to generate revenues. If we are to generate revenues prior to needing any additional funding, we will immediately reinvest such revenues into further development our business and deployment of our business plan. We believe that the cash we have available will sustain us for approximately three (3) more months so long as we continuing operating in the manner that we are currently operating.

Equity Distribution to Management

Since our incorporation, we have raised capital through private sales of our common equity.  As of August 31, 2012, we have issued 10,597,572 shares of our common stock to various shareholders, in exchange for cash and services.  Specifically, Mr. McMurry received 211,950 shares in exchange for services relating to our organization, and development or our business plan worth approximately $21,195. Please see our “Stockholder Table” for more information on distributions of stock in exchange for services.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

FACILITIES

We currently maintain an office at 2003 Symphony Lane, Indian Trail, NC 28079. We have no monthly rent, nor do we accrue any expense for monthly rent. Mr. McMurry, our primary officer and director, and our employee provides us a facility in which we conduct business on our behalf. Mr. McMurry does not receive any remuneration for the use of this facility or time spent on behalf of us. We do not believe that we will need to obtain additional office space at any time in the foreseeable future, approximately 12 months, until our business plan is more fully implemented.

As a result of our method of operations and business plan we do not currently require personnel other than Mr. McMurry to conduct our business. In the future we anticipate requiring additional office space and additional personnel; however, it is unknown at this time how much space or how many individuals will be required.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Company utilizes office space provided at no cost from Mr. McMurry, our primary officer and director. Office services are provided without charge by the Company’s director. Such costs are immaterial to the financial statements and, accordingly, have not been reflected. Mr. McMurry is the primary officer, director, and promoter of Book It Local and developed the business plan.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDERS MATTERS

We intend to file for inclusion of our common stock on the Over-the-Counter Bulletin Board; however, there can be no assurance that FINRA or NASDAQ will approve the inclusion of the common stock. Prior to the effective date of this offering, our common stock was not traded.

DIVIDENDS

The payment of dividends is subject to the discretion of our Board of Directors and will depend, among other things, upon our earnings, our capital requirements, our financial condition, and other relevant factors. We have not paid or declared any dividends upon our common stock since our inception and, by reason of our present financial status and our contemplated financial requirements, do not anticipate paying any dividends upon our common stock in the foreseeable future.

We have never declared or paid any cash dividends. We currently do not intend to pay cash dividends in the foreseeable future on the shares of common stock. We intend to reinvest any earnings in the development and expansion of our business. Any cash dividends in the future to common stockholders will be payable when, as and if declared by our Board of Directors, based upon the Board’s assessment of:

•	our financial condition;
•	earnings;
•	need for funds;
•	capital requirements;
•	prior claims of preferred stock to the extent issued and outstanding; and
•	other factors, including any applicable laws.

Therefore, there can be no assurance that any dividends on the common stock will ever be paid.

EXECUTIVE COMPENSATION

The following table sets forth the cash compensation of our sole officer and director, Joseph McMurry from inception (August 11, 2012) to April 18, 2013.

Summary Compensation Table

		Annual Compensation			Long Term Compensation
Name and Principal Position	YTD	Salary	Bonus	Other Annual Compensation	Restricted Stock	Options	Total

Joseph McMurry	2012	$-0-	-0-	-0-	$21,195	-0-	$21,195
CEO, Director
Joseph McMurry	2013	$-0-	-0-	-0-	$0	-0-	$0
CEO, Director

Mr. McMurry has not received any monetary compensation or salary since the inception of the Company. Mr. McMurry has agreed to not receive any compensation or enter into any employment agreements until the Company begins operations. Mr. McMurry was granted stock at valued at $21,195 for services already rendered related to development of our business plan and services as CEO. We valued Mr. McMurry’s stock at $.10 per share. The Company previously believed it would list its stock at a higher value. Upon further discussion, and although our offering price is arbitrary, we elected to list our stock for a value less than the vaue for which we issued Mr. McMurry’s shares. By that time, the Company already had issued stock to Mr. McMurry at a value of $.10 per share.  The Company did not use an option pricing model to value the shares and not in accordance with FASB ASC. At the time, the Company was not a public company.

Directors’ Compensation

Directors are not entitled to receive compensation for services rendered to Book It Local, or for each meeting attended except for reimbursement of out-of-pocket expenses. There are no formal or informal arrangements or agreements to compensate directors for services provided as a director.

Stock Option Grants

Book It Local did not grant any stock options to the executive officer during the most recent fiscal period ended  February 28, 2013 . Book It Local has also not granted any stock options to the Executive Officers since incorporation.

Employment Agreements

There are no current employment agreements or current intentions to enter into any employment agreements.

Future Compensation

Mr. McMurry has agreed to provide services to us without compensation until such time as either we have earnings from our revenue,

Board Committees

We do not currently have any committees of the Board of Directors, as our Board consists of one member. Additionally, due to the nature of our intended business, the Board of Directors does not foresee a need for any committees in the foreseeable future.

Indemnification

Under our Articles of Incorporation and Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if they acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Securities Act and is, therefore, unenforceable.

Transfer Agent

The transfer agent for the common stock will be Vstock Transfer at 77 Spruce Street, Suite 201, Cedarhurst, NY 11516.

REPORTS TO SECURITY HOLDERS

Book It Local, Inc. is not a reporting issuer under the Securities Exchange Act of 1934. As a result of this offering, we will become subject to the informational requirements of the 1934 Act for a period of at least one fiscal year.

FINRA requires that all issuers maintaining quotations of their securities on the OTC Bulletin Board file periodic reports under the 1934 Act. In order to maintain such a quotation, we will have to register our securities under the 1934 Act on form 8-A or form 10.

We may cease filing periodic reports with the Securities and Exchange Commission if:

*	We have less than 300 stockholders of record; or

*	We have less than 500, but more than 300, stockholders of record, and our total assets did not exceed $10 million on the last day of each of our three most recent fiscal years.

Because of the requirement that we file periodic reports in order to have our common stock quoted on the OTC Bulletin Board, we do not intend to suspend our reporting obligations in the foreseeable future.

The public may read and copy any materials that we file with the Commission at the Commission’s Public Reference Room at 100 F St,, NE, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The address of that site is http://www.sec.gov.

We intend to furnish to our stockholders annual reports containing financial statements audited and reported upon by our independent accounting firm, and such other periodic reports as we may determine to be appropriate or as may be required by law.

BOOK IT LOCAL, INC.
FINANCIAL STATEMENTS

Stan J.H. Lee, CPA
 2160 North Central Rd, Suite 209 *  Fort Lee *NJ 07024
P.O. Box 436402 *San Diego  * CA * 92143

619-623-7799 Fax 619-564-3408 E-mail) stan2u@gmail.com

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders
Book It Local, Inc.

We have audited the accompanying balance sheet of Book It Local, Inc. (”the Company”) as of August 31, 2012 and the related statement of operation, shareholders’ equity (deficit) and cash flows for the period beginning August 11, 2012 (its inception) to August 31, 2012.  These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above presently fairly, in all material respects, the financial position of Book It Local, Inc. as of August 31, 2012, and the results of its operation and its cash flows for the period aforementioned in conformity with the U.S. generally accepted accounting principles.

The financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in the note to the financial statements, the Company lacks liquidity and has accumulated losses from operations which raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Stan J.H. Lee
Stan J.H. Lee, CPA
September 11, 2012
Fort Lee, NJ, 07024

Book It Local, Inc.
(A Development Stage Company)
Balance Sheet

as of August 31,
2012

ASSETS
Current Assets
Cash	$10,935
Other current assets

Total Current Assets	10,935

TOTAL ASSETS	$10,935

LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities
Officer advances	$

Total Current Liabilities	-

Total Liabilities	-

Stockholders' Equity (Deficit)
Preferred stock ($0.0001 par value; 10,000,000 authorized
no shares issued and outstanding at August 31, 2012)
Common stock, ($0.0001 par value, 100,000,000 shares
authorized; 10,597,572 shares issued and outstanding
as of August 31, 2012)	1,060
Additional paid-in capital	9,875
Deficit accumulated during development stage	-

Total Stockholders' Equity (Deficit)	10,935

TOTAL LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)	$10,935

The accompanying notes are an integral part of these financial statements.

Book It Local, Inc.
(A Development Stage Company)
Statements of Operations

	Period from August 11, 2012 (inception) to	Cumulative from August 11, 2012 (inception) to
	August 31,	August 31,
	2012	2012

Revenues

Revenues	$-	-

Total Revenues	-	-

Operating Costs
Administrative expenses	-	-
Taxes and licences

Total Operating Costs	-	-

Net Income (Loss)	-	-

Basic earnings per share	$-	-

Weighted average number of common shares outstanding	4,849,911	4,849,911

The accompanying notes are an integral part of these financial statements.

Book It Local, Inc
(A Development Stage Company)
Statement of Changes in Stockholders' Equity

				Deficit
				Accumulated
		Common	Additional	During
	Common	Stock	Paid-in	Development
	Stock	Amount	Capital	Stage	Total

Balance August 11, 2012 (Inception)	-	$-	$-	$-	$-

Stock issued for cash
on 8/21/2012
@.0001	9,600,072	$960			$960

Stock issued for cash
on 8/31/2012
@.01	997,500	$100	$9,875		$9,975

Net Income (Loss,), for the period				-	$2,500

Balance, August 31, 2012	10,597,572	1,060	9,875	-	8,435

The accompanying notes are an integral part of these financial statements.

Book It Local, Inc.
(A Development Stage Company)
Statements of Cash Flow

	Period from August 11, 2012 (Inception) to August 31, 2012	Cumulative from August 11, 2012 (Inception) to August 31, 2012

CASH FLOWS FROM OPERATING ACTIVITIES

Net income (loss)	$-	-
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Increase in other current asset

Changes in operating assets and liabilities:
Increase (decrease) in accrued expenses	-	-

Net cash provided by (used in) operating activities	-	-

CASH FLOWS FROM INVESTING ACTIVITIES

Net cash provided by (used in) investing activities	-	-

CASH FLOWS FROM FINANCING ACTIVITIES

Increase (decrease) in officer advances
Issuance of common stock	1,060	1,060
Additional paid-in capital	9,875	9,875

Net cash provided by (used in) financing activities	10,935	10,935

Net increase (decrease) in cash	10,935	10,935

Cash at beginning of period	-	-

Cash at end of period	$10,935	10,935

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Cash paid during year for :

Interest	$-	-

Income Taxes	$-	-

The accompanying notes are an integral part of these financial statements.

Book It Local, Inc. NOTES TO FINANCIAL STATEMENTS (A Development Stage Company) August 31, 2012

1. NATURE OF OPERATIONS

Book It Local, Inc(“The Company”) was incorporated in the State of Nevada on August 11, 2012 to develop its online booking system to help consumers find and hire live entertainment for weddings, corporate events, private parties, night clubs, grand openings, and other events.  The Company is in the development stage with no revenues and a limited operating history.

Going Concern Consideration

These financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and the satisfaction of liabilities in the normal course of business.  The Company has incurred a cumulative net loss of $0 since its inception and requires capital for its contemplated operation and marketing activities to take place.  The Company's ability to raise additional capital through the future issuances of common stock is unknown. The obtainment of additional financing, the successful development of the Company's contemplated plan of operations, and its transition, ultimately, to the attainment of profitable operations are necessary for the Company to continue operations.  The ability to successfully resolve these factors raise substantial doubt about the Company's ability to continue as a going concern.

Future issuances of the Company's equity or debt securities will be required in order for the Company to continue to finance its operations and continue as a going concern. The Company's present revenues are insufficient to meet operating expenses. The financial statements do not include any adjustments that may result from the outcome of these aforementioned uncertainties.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars. The Company’s year-end is August  31.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturity of three months or less to be cash equivalents.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires that management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Foreign Currency Translation

The financial statements are presented in United States dollars. In accordance with ASC 830, “Foreign Currency Matters”, foreign denominated monetary assets and liabilities are translated into their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date. Revenue and expenses are translated at average rates of exchange during the year. Gains or losses resulting from foreign currency transactions are included in results of operations.

Development Stage Company

The Company complies with Financial Accounting Standards Codification (“ASC”) 915 and Securities and Exchange Commission Act Guide 7 for its characterization of the Company as development stage enterprise.

Financial Instrument

Fair value measurements are determined based on the assumptions that market participants would use in pricing an asset or liability. ASC 820-10 establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. FASB ASC 820 establishes a fair value hierarchy that prioritizes the use of inputs used in valuation methodologies into the following three levels:

Level 1: Quoted prices (unadjusted) for identical assets or liabilities in active markets. A quoted price in an active market provides the most reliable evidence of fair value and must be used to measure fair value whenever available.

Level 2: Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

Level 3: Significant unobservable inputs that reflect a reporting entity’s own assumptions about the assumptions that market participants would use in pricing an asset or liability. For example, level 3 inputs would relate to forecasts of future earnings and cash flows used in a discounted future cash flows method.

The recorded amounts of financial instruments, including cash equivalents and accounts payable, approximate their market values as of August 31, 2012.

Income Taxes

The Company follows the accrual method of accounting for income taxes. Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences). The effect on the deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. At August 31, 2012 a full deferred tax asset valuation allowance has been provided and no deferred tax asset has been recorded.

Basic and Diluted Net Income (Loss) per Share

The Company computes net income (loss) per share in accordance with ASC 260, "Earnings per Share" which requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of common shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period including stock options, using the treasury stock method, and convertible preferred stock, using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential common shares if their effect is anti-dilutive.

Recent Accounting Pronouncements

In February 2010, the FASB issued ASU No. 2010-09, which is included in the Codification under ASC 855, SUBSEQUENT EVENTS (“ASC 855”). This update removes the requirement for an SEC filer to disclose the date through which subsequent events have been evaluated and become effective for interim and annual reporting periods beginning January 1, 2010. The adoption of this guidance did not have a material impact on the Company’s financial statements.

In January 2010, the FASB issued ASU No. 2010-06, which is included in the Codification under ASC 820, FAIR VALUE MEASUREMENTS AND DISCLOSURES (“ASC 820”). This update requires the disclosure of transfers between the observable input categories and activity in the unobservable input category for fair value measurements. The guidance also requires disclosures about the inputs and valuation techniques used to measure fair value and become effective for interim and annual reporting periods beginning January 1, 2010. The adoption of this guidance did not have a material impact on the Company’s financial statements.

The Company does not expect the adoption of recently issued accounting pronouncements to have any significant impact on the Company’s results of operations, financial position or cash flow. As new accounting pronouncements are issued, the Company will adopt those that are applicable under the circumstances.

3. RELATED PARTY TRANSACTIONS

The President of the Company provides management and office premises to the Company for no compensation.

4. COMMON SHARES

In August, 2012, the Company authorized the issue of 100,000,000 common shares of the company at par value of $.0001and authorized the issue of 10,000,000 preferred shares at par value of $.0001.

At August 31, 2012 there are total of 10,597,572 common shares of the Company issued and outstanding.

5. INCOME TAXES

The Company follows ASC 740. Deferred income taxes reflect the net effect of (a) temporary difference between carrying amounts of assets and liabilities for financial purposes and the amounts used for income tax reporting purposes, and (b) net operating loss carry-forwards. No net provision for refundable Federal income tax has been made in the accompanying statement of loss because no recoverable taxes were paid previously. Similarly, no deferred tax asset attributable to the net operating loss carry-forward has been recognized, as it is not deemed likely to be realized.

August 31, 2012

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:
Deferred tax attributed:	$(0)
Net operating loss carryover	(0)
Less change in valuation allowance
Net deferred tax asset	$-0-

At August 31, 2012 , the Company had an unused net operating loss carry-forward approximating $0.

6. SUBSEQUENT EVENTS

In accordance with ASC 855, Subsequent Events, the Company has evaluated subsequent events through September 11, 2012, the date of available issuance of these audited financial statements. During this period, the Company did not have any material recognizable subsequent events.

Book it Local Inc
(A Development Stage Company)
Balance Sheet (unaudited)

ASSETS
As of February 28, 2013
Current Assets
Cash	$8,435
Other current assets

Total Current Assets	8,435

TOTAL ASSETS	$8,435

LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities
Officer advances	$-

Total Current Liabilities	-

Total Liabilities	-

Stockholders' Equity (Deficit)
Preferred stock ($0.0001 par value; 10,000,000 authorized no shares issued and outstanding at February 28, 2013)
Common stock, ($0.0001 par value, 100,000,000 shares authorized; 10,597,571 shares issued and outstanding as of February 28, 2013)	1,060
Additional paid-in capital	9,875
Deficit accumulated during development stage	(2,500)

Total Stockholders' Equity (Deficit)	8,435

TOTAL LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)	$8,435

The accompanying notes are an integral part of these financial statements.

Book it Local Inc
(A Development Stage Company)
Statements of Operations

	6-Month Period ended February 28, 2013	Cumulative from August 11, 2012 (inception) to November 30, 2012
Revenues

Revenues	$-	-

Total Revenues	-	-

Operating Costs
Professional Fees	(2,500)	(2,500)
Taxes and licences

Total Operating Costs	-	-

Net Income (Loss)	(2,500)	(2,500)

Basic earnings per share	$-	-

Weighted average number of common shares outstanding	$5,298,786	5,298,786

The accompanying notes are an integral part of these financial statements.

Book it Local Inc
(A Development Stage Company)
Statement of Changes in Stockholders' Equity

				Deficit
				Accumulated
		Common	Additional	During
	Common	Stock	Paid-in	Development
	Stock	Amount	Capital	Stage	Total

Balance August 11, 2012 (Inception)	-	$-	$-	$-	$-

Stock issued for cash
on 8/21/2012
@.0001	9,600,072	$960			$960

Stock issued for cash
on 8/31/2012
@.01	997,500	$100	$9,875		$9,975

Net Income (Loss,), for the period				(2,500)	-

Balance, February 28, 2013	10,597,572	1,060	9,875	(2,500)	8,435

The accompanying notes are an integral part of these financial statements.

Book it Local Inc
(A Development Stage Company)
Statements of Cash Flow

	6-Month Period ended February 28, 2013	Cumulative from August 11, 2012 (Inception) to November 30, 2012
CASH FLOWS FROM OPERATING ACTIVITIES

Net income (loss)	$(2,500)	(2,500)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Increase in other current asset

Changes in operating assets and liabilities:
Increase (decrease) in accrued expenses	-	-

Net cash provided by (used in) operating activities	(2,500)	(2,500)

CASH FLOWS FROM INVESTING ACTIVITIES

Net cash provided by (used in) investing activities	-	-

CASH FLOWS FROM FINANCING ACTIVITIES

Increase (decrease) in officer advances
Issuance of common stock	1,060	1,060
Additional paid-in capital

Net cash provided by (used in) financing activities

Net increase (decrease) in cash	(2,500)	(2,500)

Cash at beginning of period	10,935	10,935

Cash at end of period	$8,435	8,435

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Cash paid during year for :

Interest	$-	-

Income Taxes	$-	-

The accompanying notes are an integral part of these financial statements.

Book it Local, Inc
NOTES TO FINANCIAL STATEMENTS
(A Development Stage Company)
February 28, 2013

1. NATURE OF OPERATIONS

Book It Local, Inc(“The Company”) was incorporated in the State of Nevada on August 11, 2012 to develop its online booking system to help consumers find and hire live entertainment for weddings, corporate events, private parties, night clubs, grand openings, and other events.  The Company is in the development stage with no revenues and a limited operating history.

Going Concern Consideration

These financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred a cumulative net loss of $0 since its inception and requires capital for its contemplated operation and marketing activities to take place. The Company's ability to raise additional capital through the future issuances of common stock is unknown. The obtainment of additional financing, the successful development of the Company's contemplated plan of operations, and its transition, ultimately, to the attainment of profitable operations are necessary for the Company to continue operations. The ability to successfully resolve these factors raise substantial doubt about the Company's ability to continue as a going concern.

Future issuances of the Company's equity or debt securities will be required in order for the Company to continue to finance its operations and continue as a going concern. The Company's present revenues are insufficient to meet operating expenses. The financial statements do not include any adjustments that may result from the outcome of these aforementioned uncertainties.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars. The Company’s year-end is August 31.

Interim Financial Statements

The financial statements of Book it Local, Inc (the “Company”) as of February 28, 2103 , and the statements of operations, and cash flows for the period from August 21, 2012 (inception) to February 28, 2013 has been presented in an interim basis.

However, in the opinion of management, such information includes all adjustments (consisting only of normal recurring adjustments) which are necessary to properly reflect the financial position of the Company as of February 28, 2013 , and the results of operations for the period aforementioned.

Certain information and notes normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted, although management believes that the disclosures are adequate to make the information presented not misleading. Interim period results are not necessarily indicative of the results to be achieved for an entire year. These financial statements should be read in conjunction with the annual financial statements and notes to financial statements.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturity of three months or less to be cash equivalents.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires that management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Foreign Currency Translation

The financial statements are presented in United States dollars. In accordance with ASC 830, “Foreign Currency Matters”, foreign denominated monetary assets and liabilities are translated into their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date. Revenue and expenses are translated at average rates of exchange during the year. Gains or losses resulting from foreign currency transactions are included in results of operations.

Development Stage Company

The Company complies with Financial Accounting Standards Codification (“ASC”) 915 and Securities and Exchange Commission Act Guide 7 for its characterization of the Company as development stage enterprise.

Financial Instrument

Fair value measurements are determined based on the assumptions that market participants would use in pricing an asset or liability. ASC 820-10 establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. FASB ASC 820 establishes a fair value hierarchy that prioritizes the use of inputs used in valuation methodologies into the following three levels:

Level 1: Quoted prices (unadjusted) for identical assets or liabilities in active markets. A quoted price in an active market provides the most reliable evidence of fair value and must be used to measure fair value whenever available.

Level 2: Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

Level 3: Significant unobservable inputs that reflect a reporting entity’s own assumptions about the assumptions that market participants would use in pricing an asset or liability. For example, level 3 inputs would relate to forecasts of future earnings and cash flows used in a discounted future cash flows method.

The recorded amounts of financial instruments, including cash equivalents and accounts payable, approximate their market values as of August 31, 2012.

Income Taxes

The Company follows the accrual method of accounting for income taxes. Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences). The effect on the deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. At August 31, 2012 a full deferred tax asset valuation allowance has been provided and no deferred tax asset has been recorded.

Basic and Diluted Net Income (Loss) per Share

The Company computes net income (loss) per share in accordance with ASC 260, "Earnings per Share" which requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of common shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period including stock options, using the treasury stock method, and convertible preferred stock, using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential common shares if their effect is anti-dilutive.

Recent Accounting Pronouncements

In February 2010, the FASB issued ASU No. 2010-09, which is included in the Codification under ASC 855, SUBSEQUENT EVENTS (“ASC 855”). This update removes the requirement for an SEC filer to disclose the date through which subsequent events have been evaluated and become effective for interim and annual reporting periods beginning January 1, 2010. The adoption of this guidance did not have a material impact on the Company’s financial statements.

In January 2010, the FASB issued ASU No. 2010-06, which is included in the Codification under ASC 820, FAIR VALUE MEASUREMENTS AND DISCLOSURES (“ASC 820”). This update requires the disclosure of transfers between the observable input categories and activity in the unobservable input category for fair value measurements. The guidance also requires disclosures about the inputs and valuation techniques used to measure fair value and become effective for interim and annual reporting periods beginning January 1, 2010. The adoption of this guidance did not have a material impact on the Company’s financial statements.

The Company does not expect the adoption of recently issued accounting pronouncements to have any significant impact on the Company’s results of operations, financial position or cash flow. As new accounting pronouncements are issued, the Company will adopt those that are applicable under the circumstances.

3. RELATED PARTY TRANSACTIONS

The President of the Company provides management and office premises to the Company for no compensation.

4. COMMON SHARES

In July, 2012, the Company authorized the issue of 100,000,000 common shares of the company at par value of $.0001and authorized the issue of 10,000,000 preferred shares at par value of $.0001.

At February 28, 2013, there are total of 10,597,571 common shares of the Company issued and outstanding.

5. INCOME TAXES

The Company follows ASC 740. Deferred income taxes reflect the net effect of (a) temporary difference between carrying amounts of assets and liabilities for financial purposes and the amounts used for income tax reporting purposes, and (b) net operating loss carry-forwards. No net provision for refundable Federal income tax has been made in the accompanying statement of loss because no recoverable taxes were paid previously. Similarly, no deferred tax asset attributable to the net operating loss carry-forward has been recognized, as it is not deemed likely to be realized.

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:
Deferred tax attributed:	$(0)
Net operating loss carryover	(0)
Less change in valuation allowance
Net deferred tax asset	$-0-

At February 28, 2013, the Company had an unused net operating loss carry-forward approximating $0.

6. SUBSEQUENT EVENTS

In accordance with ASC 855, Subsequent Events, the Company has evaluated subsequent events through April 18, 2013, the date of available issuance of these audited financial statements. During this period, the Company did not have any material recognizable subsequent events.

Prospectus
_______________________

Book It Local, Inc.
2003 Symphony Lane
Indian Trail, NC 28079
980-216-1342 Telephone

Until, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution*

The following table sets forth all estimated costs and expenses, other than underwriting discounts, commissions and expense allowances, payable by the issuer in connection with the maximum offering for the securities included in this registration statement:

Amount

SEC registration fee	$60.72
Blue Sky fees and expenses	500.00
Legal fees and expenses	5,000.00
Accounting fees and expenses	1,000.00
Auditing Fees	2,500.00
Total	$9,060.72

Item 14.  Indemnification of Directors and Officers.

Our officers and directors are indemnified as provided by the Nevada Statutes and our Bylaws.

Under the governing Nevada statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation.  Our articles of incorporation do not contain any limiting language regarding director immunity from liability.  Excepted from this immunity are:

1.	A willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

2.	A violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

3.	A transaction from which the director derived an improper personal profit; and

4.	Willful misconduct .

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

1.	Such indemnification is expressly required to be made by law;

2.	The proceeding was authorized by our Board of Directors;

3.	Such indemnification is provided by us, in our sole discretion, pursuant to the powers vested in us under Nevada law; or;

4.	Such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of the Company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

Item 15.  Recent Sales of Unregistered Securities.

The following sets forth information relating to all previous sales of common stock by the Registrant which sales were not registered under the Securities Act of 1933.

On August 21, 2012 9,600,072 shares were issued to various persons for consideration for services rendered. These services included development of the business plan, capitalization plan, organization of this offering and public offering, and other services related to the development of the company. On August 31, 2012, 997,500 shares were issued to various persons for consideration totaling $9,975 in reliance on the exemption under Rule 505 of Regulation D of the Securities Act of 1933 and in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”). These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the shareholder had the necessary investment intent as required by Section 4(2) since she agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

All investors received a Private Placement Memorandum dated August 13, 2012. All investors had a previous existing relationship with the issuer, were apprised of all the risks, and provided a completed subscription agreement.

Book It Local Shareholder	Shares of Common Stock Owned Prior to Offering	Shares of Common Stock Owned After Offering

Amanda Duckworth	28,500	0
Andrew R Mullican	28,500	0
Brittany Neely	28,500	0
David Temple	28,500	0
Dayna Critz	28,500	0
Dianne Keller	28,500	0
E Carl Barthelson	28,500	0
Edward A Reule	28,500	0
Forrest Garvin	28,500	0
George Critz	28,500	0
Hope L Barthelson	28,500	0
J Stephen Keller	28,500	0
Jacob C Keller Sr	28,500	0
James D Neely, Jr	28,500	0
James D Neely, Sr	28,500	0
Joan Beaulieu	28,500	0
Kelly H Young	28,500	0
Kotaya Griffth	28,500	0
Leigh Ann Neely	28,500	0
Matthew Johnson	28,500	0
Max Bennett	28,500	0
Michael Olsson	28,500	0
Michaela W Conner	28,500	0
Pamela A Mullican	28,500	0
Patricia A Duckworth	28,500	0
Reid D Smith	28,500	0
Richard Beaulieu	28,500	0
Sandra S Smith	28,500	0
Sara Duckworth	28,500	0
Teresa Garvin	28,500	0
Teresa Viso-Olsson	28,500	0
Thomas D Young	28,500	0
Tim H Helms	28,500	0
Whitney Johnson	28,500	0
William S Conner	28,500	0
TOTAL	997,500	0

The purchasers listed above represented their intentions to acquire the securities for investment only and not with a view toward distribution. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved.

Item 16. Exhibits Index.

The listed exhibits are filed with this Registration Statement:

Number	Exhibit Name

1.1	Subscription Agreement

3.1	Certificate of Incorporation

3.2	By-Laws

4.1	Specimen Stock Certificate

5.1	Opinion of Jillian Ivey Sidoti, Esq. regarding legality

23.1	Consent of Stan J.H. Lee

All other Exhibits called for by Rule 601 of Regulation S-B are not applicable to this filing. Information pertaining to our common stock is contained in our Certificate of Incorporation and By-Laws.

Item 17. Undertakings.

The undersigned registrant undertakes:

The undersigned registrant undertakes:

(1) To file, during any period in which offer or sales are being made, a post-effective amendment to this registration statement:

I. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

II. To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post -effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to  if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to the information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on our behalf by the undersigned, in the City of  Indian Trail, NC, on  April 22 , 2013.

Book It Local, Inc.

/s/ Joseph McMurry
Joseph McMurry,
President and Chief Executive Officer,

In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURE	TITLE	DATE

/s/ Joseph McMurry	President, Treasurer and Director (Principal Executive,	April 22, 2013
Joseph McMurry	Financial and Accounting Officer)

/s/ Joseph McMurry	Vice President and Secretary	April 22, 2013
Joseph McMurry

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

EXHIBITS

TO

REGISTRATION STATEMENT

ON FORM S-1

UNDER

THE SECURITIES ACT OF 1933

BOOK IT LOCAL, INC.

INDEX TO EXHIBITS

SEC REFERENCE NUMBER	TITLE OF DOCUMENT	LOCATION

1.1	Subscription Agreement	Previously Filed
3.1	Certificate of Incorporation	Previously Filed
3.2	By-Laws	Previously Filed
4.1	Stock Certificate Specimen	Previously Filed
5.1	Opinion of Jillian Ivey Sidoti, Esq. regarding legality	Previously Filed
23.1	Consent of Stan J.H. Lee	Filed herewith